UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2017

LogMeIn, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34391	20-1515952
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

320 Summer Street
Boston, Massachusetts	02210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781)-638-9050

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements with Certain Officers

On February 14, 2017, the Board of Directors (the “Board”) of LogMeIn, Inc. (the “Company”) approved the following compensation programs and benefits for the Company’s executive officers for fiscal 2017, as recommended by the Board’s Compensation Committee (the “Committee”):

Fiscal 2017 Executive Compensation

Base Salaries

The base salaries of the Company’s executive officers are reviewed at least annually by the Committee and the Board and are adjusted from time-to-time to align with current market practices and trends, while also taking into consideration the Company’s overall performance and the individual executive officer’s responsibilities, past performance, future expectations and experience.

The following table sets forth the fiscal 2017 salary for our 2017 executive officers:

Name	2017 Base Salary
William R. Wagner President & Chief Executive Officer	$580,000	(1)
Edward K. Herdiech Chief Financial Officer & Treasurer	$400,000	(1)
Christopher Battles* Chief Product Officer	$360,000	(2)
Lawrence M. D’Angelo SVP, Sales	$360,000	(1)
Michael J. Donahue SVP, General Counsel & Secretary	$340,000	(1)
W. Sean Ford Chief Marketing Officer	$340,000	(1)
James Lok* SVP, Engineering	$360,000	(2)

*	New Section 16 officer for fiscal 2017
(1)	Salary effective as of January 1, 2017
(2)	Salary effective as of February 1, 2017

Annual Cash Incentive Bonus

In additional to their base salaries, the Company’s executive officers are entitled to participate in the Company’s annual cash incentive bonus program. Annual cash incentive bonuses are intended to compensate executives for the Company’s achievement of strategic, operational and financial goals. Amounts payable are discretionary and are typically calculated as a percentage of the applicable executive’s base salary, with higher ranked executives typically being compensated at a higher percentage of their base salary. At the beginning of each fiscal year, the Committee establishes a target performance level for the Company based on the Company’s satisfaction of certain performance metrics which are set in advance by the Committee. Typically, these cash incentive bonuses are paid after the completion of the applicable fiscal year, based on the Company’s actual performance versus the established performance metrics. In the event that the Company’s actual performance exceeds or falls short of the target performance level, bonus amounts are increased or decreased accordingly.

The following table sets forth the potential bonus amounts that may be earned by our 2017 executive officers, assuming achievement of 100% of the 2017 targets, which have been based on the strategic, operational and financial goals set by the Committee for the 2017 fiscal year:

Name	Potential 2017 Cash Incentive Bonus(1)
William R. Wagner President & Chief Executive Officer	$580,000
Edward K. Herdiech Chief Financial Officer & Treasurer	$200,000
Christopher Battles* Chief Product Officer	$180,000
Lawrence M. D’Angelo SVP, Sales	$360,000	(2)
Michael J. Donahue SVP, General Counsel & Secretary	$170,000
W. Sean Ford Chief Marketing Officer	$170,000
James Lok* SVP, Engineering	$180,000

*	New Section 16 officer for fiscal 2017
(1)	Amounts reported assume the Company’s achievement of 100% of the target performance level established by the Committee. The annual cash incentive bonuses awarded to the Company’s executive officers for fiscal 2017 will also be subject to the Company’s executive compensation recovery, or “clawback,” policy, which requires the reimbursement of excess incentive-based cash compensation provided to our executive officers in the event of certain restatements of our financial statements.
(2)	As the Company’s SVP of Sales, Mr. D’Angelo’s cash incentive bonus is commission-based and tied to the Company’s achievement of certain Board-specified sales goals.

Executive Severance Benefit

Upon the recommendation of the Committee, the Board approved a general executive severance program, pursuant to which the Company’s executives would be entitled to receive a severance benefit equal to one (1) times their base salary and 12 months of COBRA insurance coverage in the event that their employment was terminated by the Company either without “Cause” or by themselves for “Good Reason.”

The Board also approved an additional executive severance program in the event of a “Change of Control.” In the event either Mr. Wagner or Mr. Herdiech, as CEO and CFO respectively, were to be terminated within 24 months of a “Change of Control” either without “Cause” or by himself for “Good Reason,” Mr. Wagner and Mr. Herdiech would be entitled to receive a severance benefit equal to two (2) times their base salary and target cash incentive bonus amount, plus 24 months of COBRA insurance coverage and full acceleration of any unvested RSU awards. All other executives would be entitled to receive a severance benefit equal to one (1) times their base salary and target cash incentive bonus amount, plus 12 months of COBRA insurance coverage and full acceleration of any unvested RSU awards if they were terminated within 24 months of a “Change of Control” either without “Cause” or by himself for “Good Reason.”

As used above:

(1)

a “Change in Control” means the sale of all or substantially all of the capital stock, assets or business of the Company, by merger, consolidation, sale of assets or otherwise (other than a transaction in which all or substantially all of the individuals and entities who were beneficial owners of the common stock immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the outstanding securities entitled to vote generally in the election of directors of the resulting, surviving or acquiring corporation in such transaction).

(2)	“Cause” means (a) a good faith finding by a majority of the Board that (i) the executive has failed to perform his or her reasonably assigned material duties for the Company and, if amenable to cure, has not cured such failure after reasonable notice from the Company; (ii) the executive has engaged in gross negligence or willful misconduct, which has or is expected to have a material detrimental effect on the Company, (iii) the executive has engaged in fraud, embezzlement or other material dishonesty, (iv) the executive has engaged in any conduct which would constitute grounds for termination for material violation of the Company’s policies in effect at that time and, if amenable to cure, has not cured such violation after reasonable notice from the Company; or (v) the executive has breached any material provision of any nondisclosure, invention assignment, non-competition or other similar agreement between the executive and the Company and, if amenable to cure, has not cured such breach after reasonable notice from the Company; or (b) the conviction by the Company of, or the entry of a pleading of guilty or nolo contendere by the executive to, any crime involving moral turpitude or any felony.

(3)	“Good Reason” means the occurrence, without the executive’s written consent, of any of the following events or circumstances: (a) the assignment to the executive of duties that involve materially less authority and responsibility and are materially inconsistent with the executive’s position, role, authority or responsibilities in effect immediately prior to the earliest to occur of (i) the Change in Control or (ii) the date of the execution by the Company of the initial written agreement or instrument providing for the Change in Control; (b) the relocation of the executive’s primary place of business to a location that results in an increase in the executive’s daily one way commute of at least 30 miles; (c) the material reduction of the executive’s annual salary (including base salary, commissions or bonuses) without the executive’s prior consent; or (d) the failure of the Company to obtain the agreement from any successor to the Company to assume and agree to perform any retention agreement of the executive. Notwithstanding the occurrence of any of the foregoing events or circumstances, such occurrence shall not be deemed to constitute Good Reason unless (x) the executive gives the Company a notice of termination no more than 90 days after the initial existence of such event or circumstance and (y) such event or circumstance has not been fully corrected and the executive has not been reasonably compensated for any losses or damages resulting therefrom within 30 days of the Company receipt of the notice of termination.

Executive RSU Grant

The Board also approved the following executive RSU awards comprised of 50% time-based RSUs and 50% performance-based RSUs, or PRSUs, which have a vesting condition tied to the Company’s achievement of an Adjusted EBITDA Margin goal, as described further below:

Name	Time-Based RSUs(1)	Performance-Based RSUs(2)
William R. Wagner President & Chief Executive Officer	14,078	14,078
Edward K. Herdiech Chief Financial Officer & Treasurer	5,922	5,922
Christopher Battles* Chief Product Officer	9,951	9,951
Lawrence M. D’Angelo SVP, Sales	5,680	5,680
Michael J. Donahue SVP, General Counsel & Secretary	4,854	4,854
W. Sean Ford Chief Marketing Officer	4,490	4,490
James Lok* SVP, Engineering	8,325	8,325

*	New Section 16 officer for fiscal 2017
(1)

All time-based RSUs have a vesting commencement date of February 14, 2017. 100% of shares subject to the time-based RSU awards shall vest on the two-year anniversary of the vesting commencement date subject to the executive continuing to be an employee, officer or director of, or consultant or advisor to, the Company on the vesting date.
(2)	All PRSUs have a vesting commencement date of February 14, 2017. 100% of shares subject to the PRSUs shall vest on the two-year anniversary of the vesting commencement date subject to (a) the Company’s achievement of a specified Adjusted EBITDA Margin target as measured over two performance periods, with 50% of the PRSU subject to the performance period starting on January 1, 2017 and ending on December 31, 2017 (the “2017 performance period”) and the remaining 50% of the PRSU subject to the performance period starting on January 1, 2018 and ending on December 31, 2018 (the “2018 performance period”); and (b) the executive continuing to be an employee, officer or director of, or consultant or advisor to, the Company on the vesting date. If the Adjusted EBITDA Margin target is not achieved in either the 2017 performance period or the 2018 performance period, the portion of the PRSUs subject to that performance period shall be forfeited. As used herein, “Adjusted EBITDA Margin” shall be calculated by dividing Adjusted EBITDA by non-GAAP revenue. “Adjusted EBITDA” is GAAP net income (loss) excluding income tax expense (benefit); interest, and other (income) expense, net (including any non-cash cumulative translation adjustment gains and losses); depreciation and amortization; impact of fair value acquisition accounting adjustment on acquired deferred revenue; acquisition-related costs (including transaction fees, due diligence costs, professional fees, severance, retention bonuses, integration-related costs, and subsequent adjustments to our initial estimated amount of contingent consideration associated with acquisitions); stock-based compensation expense; restructuring charges; and litigation related expense. “Non-GAAP revenue” is GAAP revenue excluding the impact of fair value acquisition accounting adjustment on acquired deferred revenue.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGMEIN, INC.

Date: February 17, 2017	By:	/s/ Michael J. Donahue
Michael J. Donahue
SVP, General Counsel & Secretary